EXHIBIT 99.1

Franchise Group, Inc. Announces the Launch of a $200 Million Add-on to Its Existing Term Loan

· Reaffirms Fiscal 2022 Outlook

DELAWARE, Ohio, Jan. 24, 2023 (GLOBE NEWSWIRE) -- Franchise Group, Inc. (NASDAQ: FRG) (“Franchise Group,” “FRG” or the “Company”) today announced that it has launched a $200 million non-fungible add-on to its existing first lien term loan due in March 2026. Proceeds from the transaction are expected to be used to pay down existing debt under the Company’s ABL credit facility.

The Company also announced that it expects to report fiscal 2022 results in line with or exceeding the financial outlook it previously provided on November 3, 2022, which indicated that the Company’s total reported revenue is expected to be approximately $4.3 billion and Adjusted EBITDA is expected to be at least $350 million.

JPMorgan Chase Bank, N.A. is acting as lead arranger of the financing.

The Company does not provide a quantitative reconciliation of forward-looking, Non-GAAP financial measures such as forecasted Adjusted EBITDA to the most directly comparable GAAP financial measures because it is difficult to reliably predict or estimate the relevant components without unreasonable effort due to future uncertainties that may potentially have significant impact on such calculations, and providing them may imply a degree of precision that would be confusing or potentially misleading. Estimates exclude potential acquisitions, divestitures or refranchising activities. See “Non-GAAP Financial Measures and Key Metrics.”

About Franchise Group, Inc.
Franchise Group is an owner and operator of franchised and franchisable businesses that continually looks to grow its portfolio of brands while utilizing its operating and capital allocation philosophy to generate strong cash flow for its shareholders. Franchise Group’s business lines include Pet Supplies Plus, Wag N’ Wash, American Freight, The Vitamin Shoppe, Badcock Home Furniture & More, Buddy’s Home Furnishings and Sylvan Learning. On a combined basis, Franchise Group currently operates over 3,000 locations predominantly located in the U.S. that are either Company-run or operated pursuant to franchising and dealer agreements.

Non-GAAP Financial Measures and Key Metrics
Adjusted EBITDA is a financial measure that is not prepared in accordance with GAAP. Management believes the presentation of this measure is useful to investors as a supplemental measure in evaluating the aggregate performance of the Company’s operating businesses and in comparing its results from period to period because it excludes items that the Company does not believe are reflective of its core or ongoing operating results. This measure is used by management to evaluate the Company’s performance and make resource allocation decisions each period. This metric is also used in the determination of executive management's compensation. Adjusted EBITDA should not be considered in isolation or as a substitute for net income or other income statement information prepared in accordance with GAAP and our presentation of this non-GAAP measure may not be comparable to similarly titled measures used by other companies.

Management defines and calculates Adjusted EBITDA as net income (loss) from continuing operations before interest, income taxes, depreciation and amortization adjusted for certain non-core or non-operational items related to executive severance and related costs, stock-based compensation, shareholder litigation costs, corporate governance costs, accrued judgments and settlements, net of estimated revenue, store closures, rebranding costs, acquisition costs, inventory fair value step up amortization and prepayment penalty on early debt repayment. Adjusted EBITDA is a financial measure that is not prepared in accordance with GAAP.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, projections, predictions, expectations, or beliefs about future events or results and are not statements of historical fact. Such statements may include statements regarding the Company’s results of operation and financial condition, statements regarding the expected use of proceeds in connection with the add-on to its existing first lien term loan and statements regarding its outlook for fiscal 2022. Such forward-looking statements are based on various assumptions as of the time they are made, and are inherently subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are often accompanied by words that convey projected future events or outcomes such as “expect,” “believe,” “estimate,” “plan,” “project,” “anticipate,” “intend,” “will,” “may,” “view,” “opportunity,” “potential,” or words of similar meaning or other statements concerning opinions or judgment of the Company or its management about future events. Although the Company believes that its expectations with respect to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance, or achievements of the Company will not differ materially from any projected future results, performance or achievements expressed or implied by such forward-looking statements. Actual future results, performance or achievements may differ materially from historical results or those anticipated depending on a variety of factors, many of which are beyond the control of the Company. The Company refers you to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Form 10-K for the fiscal year ended December 25, 2021, and comparable sections of the Company’s Quarterly Reports on Form 10-Q and other filings, which have been filed with the SEC and are available on the SEC’s website at www.sec.gov. All of the forward-looking statements made in this press release are expressly qualified by the cautionary statements contained or referred to herein. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on the Company or its business or operations. Readers are cautioned not to rely on the forward-looking statements contained in this press release. Forward-looking statements speak only as of the date they are made and the Company does not undertake any obligation to update, revise or clarify these forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:
Andrew F. Kaminsky
EVP & Chief Administrative Officer
Franchise Group, Inc.
akaminsky@franchisegrp.com
(914) 939-5161